UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 5, 2026
__________________

DANAHER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
__________________

Delaware		001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue, N.W.,			20037-1701
Suite 800W
Washington,	DC
(Address of Principal Executive Offices)			(Zip Code)
202-828-0850
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	DHR	New York Stock Exchange
0.200% Senior Notes due 2026	DHR/26	New York Stock Exchange
2.100% Senior Notes due 2026	DHR 26	New York Stock Exchange
1.200% Senior Notes due 2027	DHR/27	New York Stock Exchange
0.450% Senior Notes due 2028	DHR/28	New York Stock Exchange
Floating Rate Senior Notes due 2028	DHR 28	New York Stock Exchange
2.500% Senior Notes due 2030	DHR 30	New York Stock Exchange
3.250% Senior Notes due 2030	DHR 30A	New York Stock Exchange
0.750% Senior Notes due 2031	DHR/31	New York Stock Exchange
3.625% Senior Notes due 2034	DHR 34	New York Stock Exchange
4.000% Senior Notes due 2038	DHR 38	New York Stock Exchange
1.350% Senior Notes due 2039	DHR/39	New York Stock Exchange
1.800% Senior Notes due 2049	DHR/49	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On May 5, 2026, at the annual meeting of shareholders (the “Annual Meeting”) of Danaher Corporation (the “Company”), as further described in Item 5.07 below, the Company’s shareholders approved the Amended and Restated Danaher Corporation Omnibus Incentive Plan (the “Plan”). Previously, the Board of Directors of the Company approved the Plan (subject to shareholder approval) to increase the Plan’s share reserve by 20 million shares of Common Stock and extend the Plan term to May 5, 2036.

A description of the material terms of the Plan was set forth in the Company’s proxy statement for the Annual Meeting which was filed with the U.S. Securities and Exchange Commission on March 25, 2026. The description of the Plan contained herein is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The Company’s annual meeting of shareholders was held on May 5, 2026. At the annual meeting, the Company’s shareholders voted on the following proposals:
1.    To elect the eleven directors named in the Company’s proxy statement to terms expiring in 2027. Each nominee for director was elected by a vote of the shareholders as follows:

	For	Against	Abstain	Broker Non-Votes
Rainer M. Blair	588,328,554	7,060,627	394,475	36,129,645
Feroz Dewan	572,679,518	21,482,953	1,621,185	36,129,645
Linda Filler	484,585,744	110,431,359	766,553	36,129,645
Charles W. Lamanna	590,861,836	4,510,517	411,303	36,129,645
Teri List	462,346,887	132,804,946	631,823	36,129,645
Mitchell P. Rales	584,749,121	10,636,383	398,152	36,129,645
Steven M. Rales	578,334,314	16,812,806	636,536	36,129,645
A. Shane Sanders	439,300,748	155,803,065	679,843	36,129,645
Alan G. Spoon	550,524,407	44,853,170	406,079	36,129,645
Raymond C. Stevens, PhD	474,476,236	120,672,805	634,615	36,129,645
Elias A. Zerhouni, MD	538,619,559	55,838,928	1,325,169	36,129,645
2.    To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The proposal was approved by a vote of shareholders as follows:

For	595,609,858
Against	35,828,479
Abstain	474,964
3.    To approve on an advisory basis the Company’s named executive officer compensation. The proposal was approved by a vote of shareholders as follows:

For	553,754,519
Against	41,555,863
Abstain	473,274
Broker Non-Votes	36,129,645

4.    To approve the Plan. The proposal was approved by a vote of shareholders as follows:

For	553,836,647
Against	41,437,418
Abstain	509,591
Broker Non-Votes	36,129,645

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

Exhibit No.	Description
10.1	Amended and Restated Danaher Corporation Omnibus Incentive Plan (Incorporated by reference from Appendix B to Danaher Corporation’s Proxy Statement on Schedule 14A filed on March 25, 2026)

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

Date:	May 7, 2026	By:	/s/ James F. O'Reilly
James F. O'Reilly
Senior Vice President, Deputy General Counsel and Secretary; Chief Sustainability Officer